Exhibit 99.1

Monster Worldwide Promotes Brad Baker to

President, Product, Technology and Service

Senior Executive Tapped to Lead Product Management,

Technology and Customer Service

NEW YORK, September 14, 2006 — Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of Monster, the leading global online careers and recruitment resource, today announced that it has named Brad Baker to the newly created position of President, Product,  Technology and Service.  In his new role, Mr. Baker will be responsible for overseeing all aspects of product management, technology development and operations, innovation, ebusiness and customer service, and directing the overall design, development, implementation and support systems for Monster’s wide breadth of products and services across the globe.   He will report directly to President and Chief Operating Officer Willam M. Pastore.

Mr. Baker previously served as Global Chief Product and Marketing Officer of Monster.  He will continue to manage global branding and marketing while the Company searches for a new global Chief Marketing Officer.

“This organizational change is in keeping with Monster’s continued efforts to strategically align our business toward further enhancing the Monster experience for job seekers and maximizing the productivity and efficiency of the services we deliver to employers of every size.   Since joining Monster in 2001, Brad has been a proven performer, demonstrating strong leadership skills and a deep understanding of the ever-changing needs of employers and job seekers alike.  His significant contributions have spanned vital areas of the Company ranging from building our Campus, Consumer Advertising, eCommerce and Diversity businesses to redefining the Company’s product and marketing strategies across the globe,” said Mr. Pastore.

“Brad has also played an instrumental role in helping the Company become more efficient and effective at driving Monster’s brand awareness on the local market level, while simultaneously helping Monster become a leading Internet brand around the globe,” continued Mr. Pastore.  “Moving forward, Brad will focus on the continued evolution of better hiring and retention tools for our customers and delivering the most robust career management resources to the millions of job seekers on Monster.com.”

Prior to serving as Global Chief Product and Marketing Officer, Mr. Baker served as Senior Vice President of Product and Marketing and was responsible for product management and product marketing for Monster North America.  He also served as the Senior Vice President of Monster Campus, where he was responsible for the daily operations of Making It Count, FastWeb, MonsterTrak, and the Monster Consumer business. Before joining Monster, Mr. Baker was co-founder of Making It Count, which was acquired by Monster in June 2001.  Previously, he held marketing and general management positions with Procter & Gamble, Kraft Foods and SFI.  Mr. Baker is a graduate of Harvard University where he earned a BA in Economics.

About Monster Worldwide
Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers and recruitment resource.  Headquartered in New York with approximately 4,200 employees in 36 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and the NASDAQ 100.  More information about Monster Worldwide is available at www.monsterworldwide.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

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